Exhibit 8

DESERT SUN MINING CORP.

Form 20-F Registration Statement

EXHIBIT 8

The Company has two wholly owned subsidiaries:

a.  Desert Sun de Mexico S.R.L. de C.V. incorporated in Mexico (inactive); and

b.  DSM Participacoes Ltd., incorporated in Brazil.